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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) December 9, 2004,
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                        WARWICK VALLEY TELEPHONE COMPANY
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               (Exact Name of Registrant as Specified in Charter)


        NEW YORK                        0-11174                   14-1160510
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(State or Other Jurisdiction          (Commission               (IRS employer
     of Incorporation)                File Number)           Identification No.)


   47 MAIN STREET, WARWICK, NEW YORK                             10990
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code   (845) 986-8080
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          (Former name or former address, if changed since last report)






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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

           Mr. Joseph J. Morrow was elected to the Board of Directors of Warwick Valley Telephone Company on Friday December 3, 2004, and accepted on Monday December 6, 2004 for a term ending April 29, 2005. Mr. Morrow fills the seat vacated by Mr. M. Lynn Pike. There are no arrangements or understandings between Mr. Morrow and any other persons serving on the Board of Directors or executive or other employee of the Company. Also, no determinations have been made regarding Mr. Morrow's participation on committees of the Board.

           Mr. Morrow is President of Morrow & Co., Inc., which is retained by the Company to advise on proxy solicitation and related matters. Total payments made to Morrow & Co., Inc. in 2003 totaled $64,917, of which $30,000 was attributable to services provided directly by Morrow & Co., Inc. Payments to date in 2004 total $67,633, of which $56,000 is attributable to services provided directly by Morrow & Co., Inc. No further 2004 expenses are expected.

           Mr. Morrow, 65, is the founder of Morrow and Co., Inc., which is one of the largest proxy solicitation, corporate governance and strategic consulting firms in the world with offices in New York, Dallas, Chicago, San Francisco and London. Morrow and Co., Inc. currently represents in excess of 700 publicly traded companies here and abroad. Mr. Morrow started his career with KPMG Peat Marwick upon graduating from college and has been in the proxy solicitation business ever since. He also serves as Non-executive Chairman of North American Galvanizing and Coatings, Inc., an American Stock Exchange company.




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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WARWICK VALLEY TELEPHONE COMPANY

Dated: December 9,  2004                       By:  /s/  Herbert Gareiss, Jr.
                                                   ---------------------------
                                                   Name: Herbert Gareiss, Jr.
                                                   Title: President, Chief
                                                          Executive Officer